SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of report (Date of earliest event reported): January 4, 2000

                       CAVANAUGHS HOSPITALITY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                   WASHINGTON
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                 (State or Other Jurisdiction of Incorporation)

            001-13957                                        91-1032187
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     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (509) 459-6100
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 2. Acquisition or Disposition of Assets

     On January 4, 2000, Cavanaughs Hospitality Corporation (Company), acquired through multiple purchase agreements all of the outstanding stock of WestCoast Hotels Inc. a Washington Corporation and 100% of the interest in Bellevue Inn LLC. The sellers are; Lisa Swanbeck-Johnson as the owner of 100% of the stock of PNWW Holdings, Inc., a Washington corporation, Rodney D. Olson, D. Michael Bashaw, and October Hotel Investors, LLC, a Washington limited liability company.

     These combined entities own the following hotel properties and percentage interests: WestCoast SeaTac Hotel a 146 room hotel located in Seattle Washington, one hundred percent (100%) ownership of the improvements and lessee interest in ground lease; Bellevue Inn a 181 room hotel located in Bellevue, Washington, one hundred percent (100%) ownership of the lessee interest and option agreement; WestCoast Vance Hotel a 165 room hotel located in Seattle, Washington, a .3 percent general partner interest including a 15% backend return if certain investment returns are achieved; Executive Park Hotel a 107 room hotel located in Phoenix, Arizona, a .3 percent general partner interest including a 15% backend return if certain investment returns are achieved; Hotel La Jolla at the Shores, a 108 room hotel located in La Jolla, California, a 7.1% limited partnership interest. Other assets of the company include the trademarks of WestCoast Hotels, marketing/franchise agreements for 23 hotels with 4,019 rooms, management agreements for 15 owned and third party owned hotels with 2,530 rooms, and all the associated contracts, assets and liabilities.

     The acquisition is in accordance with the Purchase and Sale Agreements dated December 17, 1999. The purchase of the stock and membership interests was completed on January 4, 2000 for a total price of approximately $61.4 million including the assumed debt of WestCoast Hotels Inc. and subsidiaries.

     The purchase price was paid all cash at closing. The source of funds for the acquisition was a combination of loan proceeds from Cavanaughs Hospitality Corporation's Revolving Credit Facility, Convertible Bonds of $7,000,000 issued to the sellers which pay a 7% interest rate and can be converted to common stock of the Company at a $15.00 per share price, assumed debt which existed in WestCoast Hotel Inc., and earnings of the Company. The purchase price was determined through arm's length negotiations with the Sellers, an unrelated third party.

     ITEM 7. Financial Statements, Pro Forma Financial Information and
     Exhibits

     (a) Financial Statements of the property acquired

         The audited financial statement will be filed with Form 8-KA within 60 days.

     (b) Pro forma financial information

         Pro forma financial information will be filed with Form 8-KA within 60 days.

     (c) Exhibits

         10.19 Purchase and Sale Agreement dated December 17, 1999 by and among Cavanaughs Hospitality Corporation and Lisa Swanbeck-Johnson as the owner of 100% of the stock of PNW Holdings, Inc., a Washington corporation which is the owner of 100% of the stock of WC Coast Holdings, Inc., a Washington corporation, Rodney D. Olson, a married man and D. Michael Bashaw, a married man.

         10.20 Membership Interest Purchase Agreement dated December 17, 1999, by and among Cavanaughs Hospitality Corporation, a Washington corporation (the "Buyer"), October Hotel Investors, LLC, a Washington limited liability company.

         10.21 First Amendment to Membership Interest Purchase Agreement made December 30, 1999, by and among Cavanaughs Hospitality Corporation, a Washington corporation, October Hotel Investors, LLC, a Washington limited liability company and M and S Hotel LLC, a Washington limited liability company.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated: January 18, 2000       CAVANAUGHS HOSPITALITY CORPORATION
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                                   By: /s/ Art Coffey
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                                       Executive Vice President/Chief
                                       Financial Officer